V I VIC

Supplementary Agreement

This Supplementary Agreement is made on January 2, 2020 and the supplement to the Service Agreement dated December 1, 2019 between: -

Party A: Vivic Corp., located at 187 E. Warm Springs Road, PMB#B450 Las Vegas, NV. 89119, and Party B: GO RIGHT HOLDINGS LIMITED, Vistra Corporate Services Centre, Suit 23, 1st Floor, Eden Plaza, Eden Island, Mahé, Republic of Seychelles.

Service Fee

As the Service Agreement dated December 1, 2019, the service fee is total USD $300,000 with the payment schedule as follows

Dec. 5 . 2019 $100,000 due day Dec, 10, 2019 service period Dec.l ,2019- Dec31, 2019

Mar. 5 2020 $100,000 due day Mar. 10, 2020 service period Jan.l, 2020- Feb29.,2020

May.5 2020  $100,000 due day May.10, 2020 service period Mar.l, 2020- May.31, 2020

Due to the COVID-19 pandemic outbreak since December 2019, all Parties agreed to delay the payment as the schedule below.

Dec. 5 . 2019	$100,000 due day July 25, 2020	service period Dec.l ,2019- Dec31, 2019
Mar. 5 2020	$100,000 due day July 25, 2020	service period Jan.l, 2020- Feb29„2020
May.5 2020	$100,000 due day July 25, 2020	service period Mar.l, 2020- May.31, 2020

If any payment is past due, Party B accepts to convert the overdue amount into common shares at the unit price of US$O.25 of Party A.

Party A:	Party B:
For and on behalf of	For and on behalf of
Vivic Corp.	Go right Holdings Limited

Yun-Kuang